Exhibit 15.1

[Letterhead of AllBright Law Offices]

April 12, 2018

Consent of AllBright Law Offices

Dear Sirs:

We consent to the reference to our firm under the headings “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure” in the Annual Report of Jupai Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2017, which will be filed with the Securities and Exchange Commission (hereinafter the “SEC”) in April 2018, and further consent to the incorporation by reference of the summaries of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-206553), which was filed on August 25, 2015 and registration statement on Form S-8 (File No. 333-209924), which was filed on March 4, 2016. We also consent to the filing with the SEC of this consent as an exhibit to the Annual Report of the Company on Form 20-F for the year ended December 31, 2017.

Sincerely yours

AllBright Law Offices

/s/ Steve Zhu
Steve Zhu
Attorney at Law/Senior Partner